UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, BC, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On September 17, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to report the closing of the acquisition of the remaining 70% interest in NMG Ohio LLC (“NMG Ohio”). The transaction included the transfer of a dispensary license for the Clubhouse Dispensary in Elyria, Ohio to our wholly owned subsidiary, NMG OH 1, LLC, which became effective on September 4, 2020. The transaction also included the final award of a production license which has now been transferred to our wholly owned subsidiary, NMG OH P1 LLC. As a result of the closing of this acquisition, the Company now indirectly owns 100% of NMG Ohio.

BaM’s real estate and development team were instrumental in developing the Ohio dispensary and production licenses as the State of Ohio opened for medical cannabis. The Ohio market has experienced significant growth since inception and the Ohio Ballot Board recently approved the language of a ballot initiative effort to legalize cannabis for Ohio adults aged 21 or older as well as possession and home grow language. The Clubhouse dispensary was one of the early dispensaries to open after Ohio commenced sales of medical cannabis and has recently transitioned to a Body and Mind branded dispensary. The new processing facility is located next to the Body and Mind dispensary and has been designed to produce popular Body and Mind concentrates using hydrocarbon extraction as well as edibles and oils. “Our team has years of experience with hydrocarbon extraction products in other markets and we look forward to bringing our award-winning concentrates to the growing Ohio market,” stated Michael Mills, CEO of Body and Mind.

Nevada Medical Group LLC (“NMG Nevada”), a wholly owned subsidiary of the Company, which previously held a 30% interest in NMG Ohio, has now acquired 100% ownership of NMG Ohio (the “Transaction”) for consideration of USD$3,150,000 (the “Consideration”), which was comprised of 50% in cash and 50% in shares of common stock (“Common Shares”) of the Company as follows:

CASH PAYMENTS

1.

USD$1,181,250 was paid on the execution of the Membership Interest Purchase Agreement and the related Distribution Agreement (collectively, the “Definitive Agreement”) on January 31, 2019 (“Effective Date”); and

2.	USD$393,750 has been paid pursuant to the Definitive Agreement on October 21, 2020.

COMMON SHARE ISSUANCES

1.	2,380,398 Common Shares at a deemed price of CAD$0.66 per share were issued pursuant to the Definitive Agreement on the Effective Date; and
2.	793,466 Common Shares at a deemed price of CAD$0.66 per shares were issued on October 21, 2020.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated September 17, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: September 17, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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